Exhibit 3.2

DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website:  secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1. Name of corporation:
Penthouse Media Group Inc.
2. The articles have been amended as follows (provide article numbers, if available):

1.  Article Three of the Articles of Incorporation is hereby amended in its entirety by striking out such Article and inserting in place thereof the following:

THREE, the Corporation shall have the authority to issue 500 million (500,000,000) shares of common stock having a par value of $.01 per share, of which 250 million (250,000,000) shares are designated Series B common stock.  Each share of common stock and each share of Series B common stock shall have the same rights, preferences and privileges, provided, however, and except as otherwise required by the Nevada Revised Statutes (“NRS”), the holders of shares of Series B common stock shall not have the right to vote on matters that come before the stockholders of the Corporation and holders of shares of Series B common stock shall not have the right to act by written consent of stockholders in lieu of a meeting.  The Corporation shall also have the authority to issue 100 million (100,000,000) shares of preferred stock having a par value of $.01 per share (the “Preferred Stock”)
(Continued on annexed attachment)

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

100% of outstanding common stock

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)
5. Officer Signature (required):
X /s/ Paul Asher
Paul Asher, Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT TO

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

PENTHOUSE MEDIA GROUP INC.

__________________________________

Notwithstanding the foregoing, immediately prior to the earliest to occur of (i) consummation of a sale of all or substantially all of the assets or capital stock of the Penthouse Media Corporations to any unaffiliated third party or the merger, consolidation or combination of Penthouse Media Corporations with any Person who is not an Affiliate of the Parties, as this term is defined in the Settlement and Securities Purchase Agreement by and among PET Capital Partners, LLC, Absolute Return Europe Fund, Dr. Luis Enrique Monila Galeana, Penthouse International, Inc, The Molina Vector Investment Trust, GMI Investment Partners and Milberg Weiss Bershad & Schulman LLP dated September 21, 2004 (the “Settlement Agreement”), or their Affiliates, or (ii) consummation of an underwritten initial public offering of securities of the Corporation or the “reverse merger” of the Penthouse Media Corporations with or into a publicly traded company, the Purchaser, as this term is defined in the Settlement Agreement, shall have the right to exchange all shares of Series B Common Stock of the Corporation for a like number of shares of common stock.  Capitalized terms used in this paragraph and not otherwise defined shall have the meaning given to them in the Settlement Agreement and “Penthouse Media Corporations” shall have the meaning given to “GMI Corporations” in the Settlement Agreement.

The Corporation shall also have the authority to issue 100 million (100,000,000) shares of preferred stock having a par value of $.01 per share (the “Preferred Stock”).  The board of directors of the Corporation (the “Board of Directors”), shall have the right to authorize, by resolution of the Board of Directors adopted in accordance with the Bylaws of the Corporation, the issuance of the Preferred Stock and, in connection therewith, to (a) cause such shares to be issued in series; (b) fix the annual rate of dividends payable with respect to the Preferred Stock or series thereof; (c) fix the amount payable upon redemption of the Preferred Stock; (d) fix the amount payable upon liquidation or dissolution of the Corporation; (e) fix provisions as to voting rights; and (f) fix such other rights, powers and preferences as the Board of Directors shall determine.

2.

The Articles of Incorporation are hereby amended by the addition of the following Articles Eight, Nine and Ten:

EIGHT, no director shall be personally liable to the Corporation of any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the NRS as the same exists or may hereafter be amended.  If the NRS is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the NRS, as so amended.  Any repeal or modification of this Article EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal modification.

NINE, the Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce right to indemnification, the Corporation shall not be obligated to indemnify any director or officer (of his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.  The right to indemnification conferred by this Article NINE shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Nine to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article NINE shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article NINE shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

TEN, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website:  secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)
1. Name of corporation:
PENTHOUSE MEDIA GROUP INC.
2. The articles have been amended as follows (provide article numbers, if available):

THREE, the Corporation shall have the authority to issue 1.25 billion (1,250,000,000) shares of common stock having a par value of $.01 per share, of which 250 million (250,000,000) share are designated Series B common stock.  Each share of common stock and each share of Series B common stock shall have the same rights, preferences and privileges, provided, however, and except as otherwise required by Nevada Revised Statutes (“NRS”), the holders of shares of Series B common stock shall not have the right to vote on matters that come before the stockholders of the Corporation and holders of Series B common stock shall not have the right to act by written consent of stockholders in lieu of a meeting.

The Corporation shall also have the authority to issue 250 million (250,000,000) shares of preferred stock having a par value of $.01 per share (the “Preferred Stock”), of which 50 millions (50,000,000) shares are designated Series A Convertible Preferred Stock and 200 million (200,000,000) shares are designated Series B Convertible Preferred Stock.  (Continued on annexed attachment).

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

57% of issued & outstanding voting stock

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)
5. Officer Signature (required):
X /s/ Marc H. Bell
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT TO

CERTIFICATE OF AMENDMENT

Notwithstanding the foregoing, immediately prior to the earliest to occur of (i) consummation of a sale of all or substantially all of the assets or capital stock of the Penthouse Media Corporations to any unaffiliated third party or the merger, consolidation or combination of Penthouse Media Corporations with any Person who is not an Affiliate of the Parties, as this term is defined in the Settlement and Securities Purchase Agreement by and among PET Capital Partners, LLC, Absolute Return Europe Fund, European Catalyst Fund, Susan Devine, NAFT Ventures I LLC, Marc H. Bell, Daniel Staton, Dr. Luis Enrique Molina Galeana, Penthouse International, Inc., The Molina Vector Investment Trust, GMI Investment Partners and Milberg Weiss Bershad & Schulman LLP dated September 21, 2004 (the “Settlement Agreement”), or their Affiliates, or (ii) consummation of an underwritten initial public offering of securities of the Corporation or the “reverse merger” of the Penthouse Media Corporations with or into a publicly traded company, the Purchaser, as this term is defined in the Settlement Agreement, shall have the right to exchange all shares of Series B Common Stock of the Corporation for a like number of shares of common stock.  Capitalized terms used in this paragraph and not otherwise defined shall have the meaning given to them in the Settlement Agreement and “Penthouse Media Corporations” shall have the meaning given to “GMI Corporations” in the Settlement Agreement.

The board of directors of the Corporation (the “Board of Directors”), shall have the right to authorize, by resolution of the Board of Directors adopted in accordance with the Bylaws of the Corporation, the issuance of the Preferred Stock and, in connection therewith, to (a) cause such shares to be issued in series; (b) fix the annual rate of dividends payable with respect to the Preferred Stock or series thereof; (c) fix the amount payable upon redemption of the Preferred Stock; (d) fix the amount payable upon liquidation or dissolution of the Corporation; (e) fix provisions as to voting rights; and (f) fix such other rights, powers and preferences as the Board of Directors shall determine.

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website:  secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)
1. Name of corporation:
PENTHOUSE MEDIA GROUP INC.
2. The articles have been amended as follows (provide article numbers, if available):
1. Name of Corporation: FriendFinder Networks Inc.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

65.8%

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)
5. Officer Signature (required):
X /s/ Marc H. Bell
Marc H. Bell
President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.